NINTH AMENDMENT

TO THE HORIZON FUNDS TRANSFER AGENT SERVICING AGREEMENT

THIS AMENDMENT, dated as of February 1, 2025 (the "Effective Date"), to the Transfer Agent Servicing Agreement, dated as of February 8, 2016, as amended (the "Agreement"), is entered into by and between HORIZON FUNDS, a Delaware trust (the "Trust") and U.S. BANCORP FUND SERVICES, LLC, d/b/a U.S. Bank Global Fund Services, a Wisconsin limited liability company ("Fund Services").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend Exhibit A to take into account present circumstances; and

WHEREAS, the parties desire to amend Exhibit D to update the fees; and

WHEREAS, Section 13 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

1.	As of the Effective Date, Exhibit A is hereby superseded and replaced in its entirety with the Exhibit A attached hereto.

2.	As of the Effective Date, Exhibit D is hereby superseded and replaced in its entirety with the Exhibit D attached hereto.

3.	Notwithstanding the foregoing, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the Effective Date.

HORIZON FUNDS		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Stephen Terry	By:	/s/ Greg Farley
Name:	Stephen Terry	Name:	Greg Farley
Title:	Chief Financial Officer	Title:	Sr. Vice President
Date:	1/31/2025 2:51:42 PM CST	Date:	2/3/25

Exhibit A to the Transfer Agent Servicing Agreement - Horizon Funds

Fund Names

Separate Series of Horizon Funds

Name of Series

Horizon Active Asset Allocation Fund

Horizon Active Income Fund

Horizon Active Risk Assist® Fund

Horizon Defensive Core Fund Horizon Defined Risk Fund

Horizon Equity Premium Income Fund

Horizon Multi-Factor Small/Mid Cap Fund

Horizon Multi-Factor U.S. Equity Fund

Horizon Tactical Fixed Income Fund

Exhibit D to the Transfer Agent Servicing Agreement - Horizon Funds

Effective from 2/1/2025 to 1/31/2028

Transfer Agent, Shareholder & Account Services Fee Schedule

Annual Service Charges to the Fund*

■	Base Fee per Fund	$[…] I fund/ year
■	Additional Classes	$[…] /year (first […] add'I classes for fund complex)
■	Additional Classes	$[…] /year (remaining classes for fund complex)

$[…] each additional class CUSIP in Fund Complex
■	Open Accounts	$[…] per open account
■	NSCC Level Ill Accounts	$[…] per open account
■	Closed (zero balance) Accounts	$[…] per closed account

Annual Basis Point Fee per Fund Complex

[…] basis point on the first $[…] million

[…] basis points on the next $[…] million

[…] basis points on the next $[…] billion

[…] basis points on the next $[…] billion

[…] basis points on the balance > $[…] billion

Services Included in Annual Basis Point Fee

■	Telephone Calls
■	Voice Response Calls
■	Manual Shareholder Transaction & Correspondence
■	Omnibus Account Transaction
■	Daily Valuation/Manual 401k Trade
■	NSCC System Interface
■	Short-Term Trader Reporting - Software application used to track and/or assess transaction fees that are determined to be short-term trades.
■	Excessive Trader- Software application that monitors the number of trades (exchanges, redemptions) that meet fund family criteria for excessive trading and automatically prevents trades in excess of the fund family parameters.
■	12b-1 Aging - Aging shareholder account share lots in order to monitor and begin assessing 12b-1 fees after a certain share lot age.

Chief Compliance Officer Support Fee

■	$[…] per year per fund complex per service line

Miscellaneous Expenses

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:

Telephone toll-free lines, mailing, sorting and postage, stationery, envelopes, service/data conversion, based on services performed, AML verification services, special reports, record retention, lost shareholder search, unclaimed property reporting (data analysis, due diligence mailings and filings), disaster recovery charges, ACH fees, Fed wire charges, NSCC activity charges, DST charges, shareholder/dealer print out (daily confirms, investor statements, tax, check printing and writing and commissions), voice response (VRU) maintenance and development, data communication and implementation charges, specialized programming, omnibus conversions, travel, excess history, FATCA and other compliance mailings, electronic document archiving.

Additional Services

Additional services not included above shall be mutually agreed upon at the time of the service being added. Digital Investor shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access, recordkeeping application access, programming charges, cost basis reporting, investor email services, dealer reclaim services, literature fulfillment, money market fund service organizations, charges paid by investors, CUSIP setup, CTI reporting, sales reporting & Rule 22c- 2 reporting (MARS), electronic statements (lnforma), EConnect Delivery, Shareholder Call review analysis, statement support, dealer/fund merger events, NAV reprocessing, voluntary state withholdings and additional services mutually agreed upon.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

*	Subject to annual CPI increase - All Urban Consumers - U.S. City Average" index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative). Fees are calculated pro rata and billed monthly.

The monthly fee for an open account shall be charged in the month during which an account is opened through the month in which such account is closed. The monthly fee for a closed account shall be charged in the month following the month during which such account is closed

Transfer Agent & Shareholder Services Additional Services Fee Schedule

Charges Paid by Investors

Shareholder accounts will be charged based upon the type of activity and type of account, including the following:

Qualified Plan Fees

■	$[…] per qualified plan account or Coverdell ESA account (Cap at $[…] per SSN)
■	$[…] per transfer to successor trustee
■	$[…] per participant distribution (Excluding SWPs)
■	$[…] per refund of excess contribution
■	$[…] per reconversion/recharacterization

Additional Shareholder Paid Fees

■	$[…] per outgoing wire transfer or overnight delivery
■	$[…] per telephone exchange
■	$[…] per return check or ACH or stop payment
■	$[…] per statement year requested per account (This fee applies to research requests for statements older than the prior year)

Digital Investor

Shareholder account access through the internet. Shareholders can securely access account information, conduct financial transactions, and perform account maintenance activities. Electronic document delivery is also available as an adjunct service. Digital Investor includes user interface which caters to a full range of connected devices, including tablets and smart phones. The standard implementation comes with advanced authentication, eCommerce inspired workflows, and a base package of transaction and maintenance functionality.

■	Implementation
■	$[…] -per fund group, Inquiry only - no transaction capabilities
■	$[…] per fund group, base transactional and maintenance functionality
■	Three year minimum term

Description	Schedule
Annual Fee - Based on Login Volume
Up to 100,000	$[…]
100,000 - 999,999	$[…]
1,000,000+	$[…]
Activity Fees
Per Login	$[…] per event
Login Challenge (email or SMS Text)	$[…] per event
Inquiry	$[…] per event
Account Maintenance	$[…] per event
Transaction - financial transactions, duplicate statements requests, etc.	$[…] per event
New Account Set-up	$[…] per event
Bank Verification Attempt	$[…] per event

Optional features with additional implementation fees and ongoing fees are available. A full feature list and quote is available upon request.

lnforma Shareholder Electronic Statement Services

Electronic Confirm Presentation

eCDLY will load shareowner daily confirmations and send notification to consented shareowners of a new document to view.

■	Document Loading, Storage, and Access - $[…] per statement
■	Document Consent Processing, Suppression, and Notification - $[…] per suppressed statement
■	Development & Implementation of Electronic Confirm Statements - $[…] initial setup fee

Electronic Investor Statement Presentation

eStatements will load shareowner investor statements in a PDF format and send notification to the consented shareowners of a new document to view.

■	Document Loading, Storage, and Access - $[…] per statement
■	Document Consent Processing, Suppression, and Notification - $[…] per suppressed statement
■	Development & Implementation of Electronic Investor Statements - $[…] initial setup fee

Electronic Tax Presentation

eTax will load TA2000 tax forms and send notification to the consented shareowners of a new document to view.

■	Document Loading, Storage, and Access - $[…] per statement
■	Document Consent Processing, Suppression, and Notification - $[…] per suppressed statement
■	Development & Implementation of Electronic Tax Statements - $[…] initial setup fee

Electronic Compliance Presentation

eCompliance allows consented users to receive an email containing a link to the respective compliance material for each compliance run.

■	Document Consent Processing, Suppression, and Notification - $[…] per suppressed statement
■	Development & Implementation of Electronic Compliance Documents - $[…] initial setup fee

Related Digital Investor Fees

■	View Consent Enrollment - $[…] per transaction
■	Consent Enrollment - $[…] per transaction
■	View Statements - $[…] per view

Notes:

■	Statements presented as PDF documents
■	Statements will be loaded for all accounts, regardless of consent Three year minimum term
■	Storage for two years included in Document Loading, Storage and Access fee. Archive fee of
■	$[…] per document per year for three years and greater, if desired

Digital Investor customization charges apply.

FAN Mail

Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.

■	Base Fee Per Management Company - file generation and delivery - $[…] per year
■	Per Record Charge
●	Rep/Branch/ID - $[…]
●	Dealer- $[…]
■	Price Files - $[…] per record or $[…] per user per month, whichever is less

Vision Electronic Statement Services

Online account access for broker/dealers, financial planners, and RIAs.

■	Account inquiry
●	Inquiry - $[…] per event
●	Vision ID - $[…] per month per ID
■	Transaction Processing*
●	Implementation Fee - $[…] per Management Company
●	Transaction - purchase, redeem, and exchange - $[…] per event
●	Monthly Minimum Charge - $[…] per month
■	Electronic Statements*
●	Implementation- $[…] per fund group
●	Load charges-$[…] per image
●	Archive charge (for any image stored beyond 2 years)-$ […] per document
*	Vision ID and event charges also apply.
●	Threatmetrix Services:

Description	Monthly Schedule	Annualized
MFA Annual Product Fee

Below 1000 IDs	$[…]	$[…]
1000-3450 IDs	$[…]	$[…]
3451 IDs and above	$[…]	$[…]

Electronic Correspondence

Upon consent from shareholder caller, forms and fulfillment pieces can be sent via email through a secured service rather than mailed.

■	$[…] per Email

Client Web Data Access

U.S. Bank client on-line access to fund and investor data through U.S. Bank technology applications and data delivery and security software.

■	STAT - Statement and Tax Form Storage & Retrieval
●	Setup: $ […] per user
●	Support: $[…] per user per month

Additional Data Delivery Services

■	Ad Hoc/PowerSelect File Development
●	Standard ad-hoc select: $[…] per file
●	Custom coded data for recurring, scheduled delivery: $[…] per hour consultation and programming development
●	Support: $[…] per file per month for recurring files/reports scheduled for delivery.
●	Recurring files scheduled for delivery via Pivot or Managed File Services
■	Custom Electronic File Exchange (MFS delivery of standard TIP files)
●	Setup: $[…] one-time fee
●	Support: $[…] per file per month

Chat Services

■	Implementation Fee - $[…]
■	Monthly Fee - $[…] per month
■	Per Chat Fee - $[…] per chat or $[…] per minute of chat

Virtual Assistant

■	$[…] Implementation Fee
■	$[…] per month administration fee

Electronic Form Delivery and Signature Capture

■	Implementation fee - $[…] (includes 15 forms)
■	Additional setup fee - $[…] for each additional form and email template
■	Form and fund logo modifications - $[…] per form, $[…] per updated Fund Logo
■	Monthly minimum fee - $[…] per month
■	Per electronic envelope Fee - $[…]

Recordkeeping Application Access

■	Internet VPN - Infrastructure to allow for application accessibility to host systems and file transfers
●	$[…] implementation
●	$[…] per month
■	Physical Network - Infrastructure to allow for application accessibility to host systems and file transfers
●	Cost varies depending upon location and bandwidth
■	TA2000 3270 Emulation (Mainframe Green Screen) -Account inquiry and ability to perform financial transactions or account maintenance depending upon user access.
●	$[…] implementation
●	$[…] per ID per month
■	TA2000 Desktop (Graphic User Interface to the TA2000 Mainframe}-Account inquiry and ability to perform financial transactions or account maintenance depending upon user access provisioning.
●	$[…] implementation
●	$[…] per ID per month
■	TA2000 SmartDesk (Web Application to TA2000 Mainframe)-Account inquiry only.
●	$[…] implementation
●	$[…] per ID per month
■	Automated Work Distributor (AWD) - Image and workflow application.
●	$[…] implementation
●	$[…] per ID per month
■	Same Day Cash Management (SDCM) - Fund level transaction and cash reporting.
●	$[…] implementation
●	$[…] per ID per month
■	PowerSelect - SQL database used for ad hoc reporting from the shareholder recordkeeping system.
●	$[…] per month

Programming Services

■	$[…] per hour (subject to change)
■	Charges incurred for customized services based upon fund family requirements including but not limited to:
●	Fund setup programming (transfer agent system, statements, options, etc.)
●	Customized service development
●	Voice response system setup (menu selections, shareholder system integration, testing, etc.)
●	All other client specific customization and/or development services

Cost Basis Reporting

Annual reporting of shareholder cost basis for non-fiduciary direct accounts.

■	$[…] per direct open account per year

Email Services

Services to capture, queue, monitor, service and archive shareholder email correspondence:

■	$[…] setup per fund group
■	$[…] per month administration
■	$[…] per received email correspondence

Dealer Reclaim Services

Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations. There will be no correspondence charges related to this service.

■	$[…] per fund group per month

CTI Reporting

●	Integrated custom detailed call reporting - $[…] per monthly report

Literature Fulfillment Services

■	Account Management/Database Administration
●	$[…] per month
●	$[…] per SKU - Receiving
●	$[…] per order - Order Processing
●	$[…] per month per location - Skid Storage
●	$[…] per SKU - Disposal

■	Inbound Tele servicing Only
●	$[…] per month Account Management (OR)
●	$[…] per call, Call Servicing

■	Lead Source Reporting
●	$[…] per month

■	Closed Loop Reporting
●	$[…] per month, Account Management
●	$[…] per fund group, Database Installation, Setup

■	Miscellaneous Expenses

Included but not limited to specialized programming, kit and order processing expenses, postage, and printing.

Shareholder Call Review Analysis

Includes Call Sampling sent securely to client and Reporting of internal representative reviews.

■	$[…] per Month

Fund Event* Services

■	Programming & File Delivery - $[…]/hour
■	Project Management/Analysis - $[…]/hour
■	Account Data Retention - $[…]/account/month until purged*
■	CUSIP Data Retention - $[…]/CUSIP/month until purged*

*	Fund Event are defined as Fund Liquidations, De-conversions, Mergers, Fully History Conversions (Manual and Systematic) and Non Taxable Reorganizations (into U.S. Bank or out to another Transfer Agent) *FINCEN regulations require account retention for 12 months following closing. Data is purged the first July after retention requirements have been fulfilled.

CUSIP Setup

■	CUSIP Setup beyond the initial CUSIP - $[…] per CUSIP
■	Expedited CUSIP Setup - $[…] per CUSIP (Less than 35 days)

Fund Characteristic Change

■	Fund Name Change - $[…] per fund/ per change
■	Fund CUSIP Change - $[…] per fund/ per change

MARS Sales Reporting & Compliance Services Standard MARS Version Si Implementation Cost

■	$[…] - $[…] MARS Sales Reporting Module, CRM Module or 22c-2 Compliance Module (Includes up to one year of DST/TA2000 data)

Standard MARS Products & Services (Monthly fees)

■	$[…] MARS Sales & Compliance Reporting (Includes 1 Sale & 1 Compliance Users)
■	$[…] MARS Sales Reporting (Includes 1 Sales Users)
■	$[…] MARS 22c-2 Compliance (Includes 1 Compliance Users)
■	$[…] Enhanced Services

Basic support includes file import assistance, database query requests, compliance report monitoring/review/analysis (only with compliance module), and business requirement analysis. Additional Enhanced Services support can be negotiated. Any System Upgrades & Enhancements (quoted separately through a Statement of Work). Base includes initial four dealer interfaces plus DST. Each additional interface requires a setup fee and monthly maintenance fee. Storage allocation includes initial 10GB of data. Each additional 1GB of storage space is $[…] per month.

Standard MARS System Setup & Implementation Costs

■	$[…] - SalesForce.com Integration (if added after initial MARS implementation)
■	$[…] - Custom Data Interface
■	$[…] - OmniSERV Setup ($[…] Monthly Maintenance Fee)
■	$[…] - Standard DCIO Interface Setup ($[…] Monthly Maintenance Fee)
■	$[…] - Standard Interface Setup ($[…] Monthly Maintenance Fee)
■	$[…] -Additional OmniSERV Interface ($[…] Monthly Maintenance Fee)

Standard MARS Licenses (Monthly Fee Per User)

■	$[…] - Sales Reporting
■	$[…] - 22c-2 Compliance
■	$[…] - CRM
■	$[…] -SFDC

MARS Training (in-person)

■	$[…] /day plus travel and out-of-pocket expenses.

Data scrubbing/Transaction cleaning (daily cleaning of firm, office and rep information):

Transaction cleaning Fees:

Item Description	Monthly cleaning fees
Monthly Transactions O - 5K	$[…]
Monthly Transactions 5K - 7.SK	$[…]
Monthly Transactions 7.SK - 1OK	$[…]
Monthly Transactions 1OK - 15K	$[…]
Monthly Transactions 15K - 20k	$[…]
Monthly Transactions 20k - 40k	$[…]
Monthly Transactions 40k - 60k	$[…]
Monthly Transactions 60k - 80k	$[…]
Monthly Transactions 80k - 1OOk	$[…]
Monthly Transactions 100k - 120k	$[…]
Monthly Transactions 120k - 140k	$[…]
Monthly Transactions 140k - 160k	$[…]
Monthly Transactions 160k - 180k	$[…]
Monthly Transactions 180k - 200k	$[…]
Monthly Transactions 200k - 220k	$[…]
Monthly Transactions 220k - 240k	$[…]
Monthly Transactions 240k - 260k	$[…]
Monthly Transactions 260k - 280k	$[…]
Monthly Transactions 280k - 300k	$[…]
Monthly Transactions 300k-320k	$[…]
Monthly Transactions 320k-340k	$[…]
Monthly Transactions 340k-360k	$[…]
Monthly Transactions 360k-380k	$[…]
Monthly Transactions 380k-400k	$[…]
Monthly Transactions 400k-420k	$[…]
Monthly Transactions 420k-440k	$[…]
Monthly Transactions 440k-460k	$[…]
Monthly Transactions 460k-480k	$[…]
Monthly Transactions 480k-500k	$[…]
Monthly Transactions 500k-520k	$[…]
Monthly Transactions 520k-540k	$[…]
Monthly Transactions 540k-560k	$[…]
Monthly Transactions 560k-580k	$[…]
Monthly Transactions 580k-600k	$[…]
Monthly Transactions 600K-620k	$[…]
Monthly Transactions 620k-640k	$[…]

Monthly Transactions 640k-660k	$[…]
Monthly Transactions 660k-680k	$[…]
Monthly Transactions 680k-700k	$[…]
Monthly Transactions 700k-720k	$[…]
Monthly Transactions 720k-740k	$[…]
Monthly Transactions 740k-760k	$[…]
Monthly Transactions 760k-780k	$[…]
Monthly Transactions 780k-800k	$[…]
Monthly Transactions 800k-820k	$[…]
Monthly Transactions 820k-840k	$[…]
Monthly Transactions 840k-860k	$[…]
Monthly Transactions 860k-880k	$[…]
Monthly Transactions 880k-900k	$[…]
Monthly Transactions 900k-920k	$[…]
Monthly Transactions 920k-940k	$[…]
Monthly Transactions940k-960k	$[…]
Monthly Transactions 960k-980k	$[…]
Monthly Transactions 980k-lm	$[…]

Additional Products & Services (Quoted Separately)

CFG Fulfillment, Customer/Account Module, Document Management, Exact Target, iPad/iPhone, Mapping Integration, Merrill Lynch (Compliance Only), Profiling, Market Metrics, Team Buying Units and RIA Monthly Load.

The implementation fee will be charged the month following the signed statement of work. Monthly Billing commences once you are live on the MARS system. A project plan will be put in place to clean all historical transactions once live on the MARS system. This will take several months to complete. The system will need one month of testing and report setup after go-live. This statement of work is valid for 60 days from the date requested. Once signed this agreement is binding for two years. MARS pricing does not include any fees imposed by intermediaries such as OmniServ.

MARS Lite Implementation Cost - Eligibility Based on AUM and Transaction Size

■	$[…] - MARS Lite Base Sales Reporting Only (Includes up to one year of historical DST/TA2000 data)

MARS Lite Products & Services (Monthly fees)

■	$[…] MARS Sales & Compliance Reporting
■	$[…] MARS Sales Reporting Only
■	$[…] MARS 22c-2 Compliance Only

Once an AUM of $[…] has been reached client must transition to a Standard MARS environment. Additional fees will be negotiated. After an AUM range is surpassed, the monthly services fee would not decrease regardless of negative fluctuations.

Basic support includes file import assistance, database query requests, compliance report monitoring/review/analysis (only with compliance module), and business requirement analysis. Additional Enhanced Services support can be negotiated. Any System Upgrades & Enhancements (quoted separately through a Statement of Work). Base includes initial two dealer interfaces plus DST. Each additional interface requires a setup fee and monthly maintenance fee. Storage allocation includes initial 10GB of data. Each additional 1GB of storage space is $[…] per month. No CRM real-time integration. There is no system access with MARS Lite.

MARS Lite System Setup & Implementation Costs (One-time fee)

■	$[…] - Custom Data Interface
■	$[…] - Additional OmniSERV Setup ($[…] Monthly)
■	$[…] - Standard DCIO Interface Setup ($[…] Monthly)
■	$[…] - Standard Interface Setup ($[…] Monthly)

Data scrubbing/Transaction cleaning (daily cleaning of firm, office and rep information):

Transaction cleaning Fees:

Item Description	Monthly cleaning fees
Monthly Transactions O - SK	$[…]
Monthly Transactions SK - 7.SK	$[…]
Monthly Transactions 7.SK - 1OK	$[…]
Monthly Transactions lOK- 15K	$[…]
Monthly Transactions 15K - 20k	$[…]
Monthly Transactions 20k - 40k	$[…]
Monthly Transactions 40k - 60k	$[…]
Monthly Transactions 60k - 80k	$[…]
Monthly Transactions 80k - 1OOk	$[…]
Monthly Transactions 100k - 120k	$[…]
Monthly Transactions 120k - 140k	$[…]
Monthly Transactions 140k - 160k	$[…]
Monthly Transactions 160k - 180k	$[…]
Monthly Transactions 180k - 200k	$[…]
Monthly Transactions 200k - 220k	$[…]
Monthly Transactions 220k - 240k	$[…]
Monthly Transactions 240k - 260k	$[…]
Monthly Transactions 260k - 280k	$[…]
Monthly Transactions 280k - 300k	$[…]
Monthly Transactions 300k-320k	$[…]
Monthly Transactions 320k-340k	$[…]
Monthly Transactions 340k-360k	$[…]
Monthly Transactions 360k-380k	$[…]
Monthly Transactions 380k-400k	$[…]
Monthly Transactions 400k-420k	$[…]
Monthly Transactions 420k-440k	$[…]
Monthly Transactions 440k-460k	$[…]

Monthly Transactions 460k-480k	$[…]
Monthly Transactions 480k-500k	$[…]
Monthly Transactions 500k-520k	$[…]
Monthly Transactions 520k-540k	$[…]
Monthly Transactions 540k-560k	$[…]
Monthly Transactions 560k-580k	$[…]
Monthly Transactions 580k-600k	$[…]
Monthly Transactions 600K-620k	$[…]
Monthly Transactions 620k-640k	$[…]
Monthly Transactions 640k-660k	$[…]
Monthly Transactions 660k-680k	$[…]
Monthly Transactions 680k-700k	$[…]
Monthly Transactions 700k-720k	$[…]
Monthly Transactions 720k-740k	$[…]
Monthly Transactions 740k-760k	$[…]
Monthly Transactions 760k-780k	$[…]
Monthly Transactions 780k-800k	$[…]
Monthly Transactions 800k-820k	$[…]
Monthly Transactions 820k-840k	$[…]
Monthly Transactions 840k-860k	$[…]
Monthly Transactions 860k-880k	$[…]
Monthly Transactions 880k-900k	$[…]
Monthly Transactions 900k-920k	$[…]
Monthly Transactions 920k-940k	$[…]
Monthly Transactions940k-960k	$[…]
Monthly Transactions 960k-980k	$[…]
Monthly Transactions 980k-lm	$[…]

The implementation fee will be charged the month following the signed statement of work. Monthly Billing commences once you are live on the MARS system. A project plan will be put in place to clean all historical transactions once live on the MARS system. This will take several months to complete. The system will need one month of testing and report setup after go-live. This statement of work is valid for 60 days from the date requested. Once signed this agreement is binding for two years. MARS pricing does not include any fees imposed by intermediaries such as OmniServ. To qualify for MARS Lite a fund's AUM must be under one billion dollars. Once a client has reached and AUM of $[…] billion in the MARS Lite environment a separate Work Order will be required to transition to a Standard MARS environment. There may be fees associated with this transition.